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                                                                    Exhibit 23.2

                         Independent Auditors' Consent



The Board of Directors
Newell Rubbermaid Inc.


We consent to incorporation by reference in the registration statement (No. 333-74925) on Form S-8 of Newell Rubbermaid Inc. of our report dated March 31, 1999, relating to the statement of net assets available for plan benefits of the Rubbermaid Retirement Plan as of December 31, 1998, which report appears in the December 31, 1999 annual report on Form 11-K of Newell Rubbermaid Inc.

KPMG LLP

/s/ KPMG LLP

Cleveland, Ohio
June 28, 2000